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EXHIBIT 99.1

Omega Environmental, Inc.
Debtor In Posession Case #97-06084
Comparative Balance Sheet Information

	November 30, 2000 Continuing Operations	October 31, 2000 Continuing Operations	Change	November 30, 2000 Discontinued Operations	October 31, 2000 Discontinued Operations	Change	November 30, 2000 Combined Final	October 31, 2000 Combined Final	Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)		(unaudited)	(unaudited)
CURRENT ASSETS
Cash	285,442	295,951	(10,509)	—	—	—	285,442	295,951	(10,509)
Restricted cash held in escrow	—	—	—	2,748,658	2,746,690	1,968	2,748,658	2,746,690	1,968
Accounts receivable
A/R—Florida supplemental	—	—	—	1,229,656	1,229,656	—	1,229,656	1,229,656	—
Allowance for doubtful accounts	—	—	—	(1,229,656)	(1,229,656)	—	(1,229,656)	(1,229,656)	—

Accounts receivable, net	—	—	—	—	—	—	—	—	—

Prepaid expenses	42,232	47,232	(5,000)	—	—	—	42,232	47,232	(5,000)

TOTAL CURRENT ASSETS	327,674	343,183	(15,509)	2,748,658	2,746,690	1,968	3,076,332	3,089,873	(13,541)

Investment & Intercompany in Subsidiaires	74,375,431	74,375,431	—	—	—	—	—	—	—

TOTAL ASSETS	74,703,105	74,718,614	(15,509)	2,748,658	2,746,690	1,968	3,076,332	3,089,873	(13,541)

POST PETITION CURRENT LIABILITIES
Accounts payable	2,121	2,098	23	—	—	—	2,121	2,098	23
Line of Credit with GMAC	11,550,182	11,440,486	109,696			—	11,550,182	11,440,486	109,696
Transfer of Pre-petition preference collections from vendors	(1,036,450)	(1,034,847)	(1,603)			—	(1,036,450)	(1,034,847)	(1,603)

Line of Credit with GMAC, net of pre-petition preferences	10,513,732	10,405,639	108,093	—	—	—	10,513,732	10,405,639	108,093
Accrued expenses, excluding bankruptcy costs	28,088	28,088	—	69,976	69,976	—	98,064	98,064	—
Accrued bankruptcy costs	719,279	719,279	—	—	—	—	719,279	719,279	—
Estimated claims against cash held in escrow	—	—	—	2,748,604	2,746,636	1,968	2,748,604	2,746,636	1,968
Intercompany—GMAC	(226,017)	(226,017)	—	226,017	226,017	—	—	—	—

TOTAL POST PETITION CURRENT LIABILITIES	11,037,203	10,929,087	108,116	3,044,597	3,042,629	1,968	14,081,800	13,971,716	110,084
Intercompany Notes Payable			—	12,246,983	12,246,983	—	—	—	—
Pre Petition Preference collections from vendors	1,036,450	1,034,847	1,603			—	1,036,450	1,034,847	1,603
Pre Petition Liabilities	3,606,863	3,606,863	—	11,809,400	11,809,400	—	15,416,263	15,416,263	—
Pre Petition Estimated Construction Claims	—	—	—	1,800,000	1,800,000	—	1,800,000	1,800,000	—

TOTAL LIABILITIES	15,680,516	15,570,797	109,719	28,900,980	28,899,012	1,968	32,334,513	32,222,826	111,687

SHAREHOLDERS' EQUITY
Common stock at par	121,289	121,289	—	5,454,120	5,454,120	—	121,289	121,289	—
Additional paid in capital	127,234,871	127,234,871	—	53,904,684	53,904,684	—	124,465,227	124,465,227	—
Treasury Stock A-P-I-C	(562,506)	(562,506)	—	—	—	—	(562,506)	(562,506)	—
Retained earnings—prior	(49,321,103)	(49,321,103)	—	(62,684,343)	(62,684,343)	—	(112,005,446)	(112,005,446)	—
Y-T-D net income pre petition	(2,399,934)	(2,399,934)	—	(950,442)	(950,442)	—	(3,350,376)	(3,350,376)	—
Y-T-D net income post petition	(16,050,028)	(15,924,800)	(125,228)	(21,876,341)	(21,876,341)	—	(37,926,369)	(37,801,141)	(125,228)

TOTAL SHAREHOLDERS' EQUITY	59,022,589	59,147,817	(125,228)	(26,152,322)	(26,152,322)	—	(29,258,181)	(29,132,953)	(125,228)

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	74,703,105	74,718,614	(15,509)	2,748,658	2,746,690	1,968	3,076,332	3,089,873	(13,541)

See accompanying notes to financial statement information

EXHIBIT 99.1

Omega Environmental, Inc.
Debtor In Possession Case #97-06084
Comparative Statement of Operations Information

	Month Ended November 30, 2000 Continuing Operations	Month Ended October 31, 2000 Continuing Operations	Change	Month Ended November 30, 2000 Discontinued Operations	Month Ended October 31, 2000 Discontinued Operations	Change	Month Ended November 30, 2000 Combined Final	Month Ended October 31, 2000 Combined Final	Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)		(unaudited)	(unaudited)
Sales	—	—	—	—	—	—	—	—	—
Cost of Sales	—	—	—	—	—	—	—	—	—

Gross Profit	—	—	—	—	—	—	—	—	—
Selling, General, and Administrative	21,089	19,071	2,018	—	—	—	21,089	19,071	2,018

Loss From Operations	(21,089)	(19,071)	(2,018)	—	—	—	(21,089)	(19,071)	(2,018)
Other Income(Expense):
Interest Expense	(104,096)	(108,826)	4,730	—	—	—	(104,096)	(108,826)	4,730
Other Income (Expense)	—		0	—	—	—	—		0

Total Other Expense	(104,096)	(108,826)	4,730	0	—	—	(104,096)	(108,826)	4,730
Net Loss Before Bankruptcy
Administrative Expenses	(125,185)	(127,897)	2,712	0	—	—	(125,185)	(127,897)	2,712
Bankruptcy Administrative Expenses	(43)	(1,040)	997	0	—	—	(43)	(1,040)	997

Net Loss	(125,228)	(128,937)	3,709	0	—	—	(125,228)	(128,937)	3,709

See accompanying notes to financial statement information

EXHIBIT 99.1

Omega Environmental, Inc.
Debtor in Possession Case # 97-06084
Comparative Combined Statement of Cash Flows Information

	Month Ended November 30, 2000	Month Ended October 31, 2000	Change
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(125,228)	$(128,937)	$3,709
Change in certain assets & liabilities:
(Increase) decrease in:
Prepaids & other assets	5,000	5,000	0
Increase (decrease) in:
Accounts payable	23	0	23
Accrued expenses	0	(449,246)	449,246

Total adjustments	5,023	(444,246)	449,269

Net cash provided by (used in) operating activities	(120,205)	(573,183)	452,978
Cash flows from investing activities:
Proceeds from sale of equipment	0	0	0
Additions to property and equipment	0	0	0

Net cash provided by (used in) investing activities	0	0	0
Cash flows from financing and other activities:
Net proceeds (repayments) from revolver credit loan	109,696	599,062	(489,366)
Proceeds from pre-petition preference payment receipts	1,603	18,000	(16,397)
(Reduction) Increase of pre-petition liabilities	(1,603)	(18,000)	16,397

Net cash provided by (used in) financing activities	109,696	599,062	(489,366)

Net decrease in cash	(10,509)	25,879	(36,388)
Cash at beginning of period	295,951	270,072	25,879

Cash at end of period	$285,442	$295,951	$(10,509)

See accompanying notes to financial statement information

EXHIBIT 99.1

Omega Environmental, Inc.
Debtor in Possession Case # 97-06084
November 30, 2000 Financial Reporting Information

Notes to Financial Statement Information

Basis of Presentation

    The financial statement information presented is un-audited and does not comply with generally accepted accounting principles. Additionally, significant estimates were used in the preparation of this financial statement information and actual results may vary significantly from these estimates.

Accounts Receivable

    Accounts receivable recorded on the Discontinued Operation's balance sheet of $1.2 million represents Florida Supplemental balances. The amount is fully reserved.

GMAC Credit Corporation

    As of November 30, 2000, the Company's borrowings from GMAC Credit Corporation were $11,550,182.

Pre-Petition Preference Receipts

    Beginning in June 1999, Omega began collecting pre-petition preferences that are accounted for in the pre-petition liabilities section of the corporate balance sheet. Collections for the month of November 2000 and total collections since June 1999 were $1,603, and $1,036,450, respectively.

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Notes to Financial Statement Information
  Basis of Presentation
  Accounts Receivable
  GMAC Credit Corporation
  Pre-Petition Preference Receipts